EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 9, 2001 relating to the consolidated financial statements, which appears in The 3DO Company's Annual Report on Form 10-K for the year ended March 31, 2001.


/s/ PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

San Jose, California
March 21, 2002